UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 16, 2014

THERMAL TENNIS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

7951 East Maplewood Avenue, Suite 328
Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		Phone: (800) 420-4866

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 16, 2014, CannaSys, Inc., a Colorado corporation and wholly owned subsidiary of Thermal Tennis, Inc., entered into an office lease agreement (the “Lease”) with Denver Tower Equities LLC, a Delaware limited liability company, to lease approximately 1,786 rentable square feet (the “Premises”) of an office building located at 1720 S. Bellaire Street, Denver, Colorado 80222, known as the Tower Colorado (the “Building”).  The Lease term is 40 months, with an anticipated commencement date of November 1, 2014.  The base rent payments will total approximately $107,160 for the 40-month term with the first four months’ rent free.  CannaSys, Inc. will also pay “additional rent” equal to 1.04% of the increase, if any, in the Building’s real property taxes and operating expenses incurred in 2014.  On October 20, 2014, Thermal Tennis, Inc., issued a press release, a copy of which is attached as Exhibit 99.01.

ITEM 2.03—CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The information set forth in Item 1.01 is incorporated by reference in this Item 2.03

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts
10.04	Office Lease between CannaSys, Inc. (Tenant) and Denver Tower Equities LLC (Landlord), dated October 16, 2014	Attached

99	Miscellaneous
99.01	Press release dated October 20, 2014	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMAL TENNIS, INC.
Registrant

Dated: October 20, 2014	By:	/s/ Brandon C. Jennewine
Brandon C. Jennewine, CEO

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